Exhibit 99.1

Dine Brands Global, Inc. and Subsidiaries

Condensed Consolidated Statements of Comprehensive Income

(In thousands, except per share amounts)

(Unaudited)

News Release

Investor Contact

Matt Lee

Sr. Vice President, Finance and Investor Relations

Dine Brands Global, Inc.

IR@dinebrands.com

Media Contact

Susan Nelson

Sr. Vice President, Global Communications

Dine Brands Global, Inc.

Mediainquiries@dinebrands.com

Dine Brands Global, Inc. Reports Third Quarter 2025 Results

PASADENA, Calif., November 5, 2025 – Dine Brands Global, Inc. (NYSE: DIN) (the “Company” or “Dine Brands”), the parent company of Applebee’s Neighborhood Grill + Bar®, IHOP® and Fuzzy’s Taco Shop® restaurants, today announced financial results for the third quarter of fiscal year 2025.

“In the third quarter, Dine Brands sustained positive sales and traffic trends, driven by our everyday value platforms, innovative new menu offerings, and high-impact marketing that continues to resonate with guests,” said John Peyton, Chief Executive Officer of Dine Brands. “Our strategy and the long-term growth opportunity for our brands, including our dual brand concept, continues to gain momentum and generate franchisee enthusiasm. We’re on pace to exceed our initial 2025 domestic target, with about 30 locations opened or under construction by year-end, and an additional 50 openings in 2026.”

Vance Chang, Chief Financial Officer of Dine Brands, added, “Dine Brands continues to generate strong cash flow, underscoring the strength of our asset-light model and its ability to create long-term shareholder value. We believe our shares are undervalued, and as part of our ongoing commitment to invest in the business, we’ve made proactive adjustments to our shareholder return strategy including our capital allocation and dividend policy. To further demonstrate our confidence in the business and our strategic plan, we plan to repurchase at least $50 million of shares over the next two quarters.”

Domestic Restaurant Sales for the Third Quarter of 2025

•

Applebee’s year-over-year domestic comparable same-restaurant sales increased 3.1% for the third quarter of 2025. Off-premise sales accounted for 22.9% of sales mix in the third quarter of 2025 representing per restaurant average weekly sales of approximately $12,000.

Dine Brands Global, Inc. and Subsidiaries

Condensed Consolidated Statements of Comprehensive Income

(In thousands, except per share amounts)

(Unaudited)

•

IHOP’s year-over-year domestic comparable same-restaurant sales decreased 1.5% for the third quarter of 2025. Off-premise sales accounted for 20.4% of sales mix in the third quarter of 2025, representing per restaurant average weekly sales of approximately $7,500.

Third Quarter of 2025 Summary

•

Total revenues for the third quarter of 2025 were $216.2 million compared to $195.0 million for the third quarter of 2024. The increase was primarily driven by higher company-owned restaurant sales, mainly attributable to the acquisition of Applebee’s and IHOP restaurants prior to the third quarter of 2025 offset by a decrease in franchise revenues.

•

General and Administrative (“G&A”) expenses for the third quarter of 2025 were $50.2 million compared to $45.4 million for the third quarter of 2024. The variance was primarily attributable to an increase in compensation-related expenses (predominantly incentive compensation), an increase in travel and conference expenses and an increase in professional services and legal fees. G&A expenses also includes costs related to company-owned restaurant operations and dual brand initiatives.

•

GAAP net income available to common stockholders was $7.0 million, or earnings per diluted share of $0.48, for the third quarter of 2025 compared to net income available to common stockholders of $18.5 million, or earnings per diluted share of $1.24 for the third quarter of 2024. The decrease was primarily due to lower segment profit and an increase in G&A expenses.

•

Adjusted net income available to common stockholders was $10.5 million, or adjusted earnings per diluted share of $0.73, for the third quarter of 2025, compared to adjusted net income available to common stockholders of $21.4 million, or adjusted earnings per diluted share of $1.44, for the third quarter of 2024. The decrease was primarily due to lower segment profit and an increase in G&A expenses. (See “Non-GAAP Financial Measures” for reconciliation of GAAP net income available to common stockholders to adjusted net income available to common stockholders.)

•

Consolidated adjusted EBITDA for the third quarter of 2025 was $49.0 million compared to $61.9 million for the third quarter of 2024. The results reflect higher G&A (as referenced above) and investments in the company-owned restaurants with temporary construction closures for remodels and dual brand conversions. (See “Non-GAAP Financial Measures” for reconciliation of GAAP net income to consolidated adjusted EBITDA.)

•	Development activity by Applebee’s and IHOP franchisees for the third quarter of 2025 resulted in 17 new restaurant openings and 12 restaurant closures.

First Nine Months of 2025 Summary

•

Total revenues for the first nine months of 2025 were $661.7 million compared to $607.5 million for the first nine months of 2024. The increase was primarily driven by higher company-owned restaurant sales, mainly attributable to the acquisition of 59 Applebee’s and 10 IHOP restaurants partially offset by a decrease in franchise revenues and a decrease in rental income.

Dine Brands Global, Inc. and Subsidiaries

Condensed Consolidated Statements of Comprehensive Income

(In thousands, except per share amounts)

(Unaudited)

•

G&A expenses for the first nine months of 2025 were $152.3 million compared to $144.4 million for the first nine months of 2024. The variance was primarily due to an increase in professional service and legal fees, an increase in travel and conference costs and an increase in compensation-related costs (predominantly incentive compensation offset by a decrease in severance expense) as well as costs related to company-owned restaurant operations and our dual brand initiative, partially offset by a decrease in software maintenance costs.

•

GAAP net income available to common stockholders was $28.1 million, or earnings per diluted share of $1.90, for the first nine months of 2025 compared to net income available to common stockholders of $58.0 million, or earnings per diluted share of $3.88 for the first nine months of 2024. The decrease was primarily due to lower segment profit, an increase in G&A expenses, an increase in closure and impairment charges and an increase in interest expense.

•

Adjusted net income available to common stockholders was $43.3 million, or adjusted earnings per diluted share of $2.94, for the first nine months of 2025 compared to adjusted net income available to common stockholders of $66.9 million, or adjusted earnings per diluted share of $4.48, for the first nine months of 2024. The decrease was primarily due to lower segment profit. (See “Non-GAAP Financial Measures” for reconciliation of GAAP net income available to common stockholders to adjusted net income available to common stockholders.)

•

Consolidated adjusted EBITDA for the first nine months of 2025 was $159.9 million compared to $189.7 million for the first nine months of 2024. The results reflect higher G&A (as referenced above) and investments in the company-owned restaurants with temporary construction closures for remodels and dual brand conversions. (See “Non-GAAP Financial Measures” for reconciliation of GAAP net income to consolidated adjusted EBITDA.)

•

Cash flows provided by operating activities for the first nine months of 2025 were $83.3 million. This compares to cash flows provided by operating activities of $77.7 million for the first nine months of 2024. The increase was primarily due to a favorable change in working capital primarily due to the timing of federal tax payments postponed due to wildfire relief and of interest payments postponed in connection with our June 2025 debt refinancing offset by the decrease in segment profit and higher G&A expenses.

•

Adjusted free cash flow was $68.2 million for the first nine months of 2025. This compares to adjusted free cash flow of $77.8 million for the first nine months of 2024. (See “Non-GAAP Financial Measures” for reconciliation of the Company’s cash flows provided by operating activities to adjusted free cash flow.)

•	Development activity by Applebee’s and IHOP franchisees for the first nine months of 2025 resulted in 33 new restaurant openings and 97 restaurant closures.

Key Balance Sheet Metrics (as of September 30, 2025)

•	Total cash, cash equivalents and restricted cash of approximately $251.1 million, of which approximately $168.0 million was unrestricted cash.

•	Available borrowing capacity under the 2025 Variable Funding Senior Notes, Class A-1 is over $224 million.

Dine Brands Global, Inc. and Subsidiaries

Condensed Consolidated Statements of Comprehensive Income

(In thousands, except per share amounts)

(Unaudited)

GAAP Effective Tax Rate

The Company’s effective tax rate was 29.8% for the nine months ended September 30, 2025, as compared to 26.9% for the nine months ended September 30, 2024. The effective tax rate for the nine months ended September 30, 2025, was higher than the rate of the prior comparable period primarily due to a lower tax deduction related to stock-based compensation, resulting from the changes in our share price.

Capital Returns to Equity Holders and Capital Allocation Framework Update

During the third quarter of 2025, the Company repurchased approximately $22.5 million of its common stock and paid quarterly cash dividends totaling approximately $7.8 million.

The Company is updating its capital return framework to re-allocate its quarterly dividend in support of a larger share repurchase program. As part of the updated capital return framework, the Company is committed to repurchase $50 million of shares over the next two quarters and today, the Board of Directors declared a quarterly cash dividend of $0.19 per share of common stock. The dividend will be payable on January 7, 2026, to the Company’s stockholders of record at the close of business on December 23, 2025. This decision reflects our confidence in our strategic initiatives and our belief that our shares are undervalued.

Third Quarter of 2025 Earnings Conference Call Details

Dine Brands will host a conference call to discuss its results on November 5, 2025, at 11:00 a.m. Eastern time. A live webcast of the call, along with a replay will be available for a limited time at https://investors.dinebrands.com. Participants should allow approximately ten minutes prior to the call’s start time to visit the site and download any streaming media software needed to listen to the webcast. An online archive of the webcast will also be available on Events & Presentations under the Investors section of the Company’s website.

About Dine Brands Global, Inc.

Based in Pasadena, California, Dine Brands Global, Inc. (NYSE: DIN), through its subsidiaries and franchisees, supports and operates restaurants under the Applebee’s Neighborhood Grill + Bar®, IHOP®, and Fuzzy’s Taco Shop® brands. As of September 30, 2025, these three brands consisted of close to 3,500 restaurants across 20 international markets. Dine Brands is one of the largest full-service restaurant companies in the world and in 2022 expanded into the Fast Casual segment. For more information on Dine Brands, visit the Company’s website located at www.dinebrands.com.

Dine Brands Global, Inc. and Subsidiaries

Condensed Consolidated Statements of Comprehensive Income

(In thousands, except per share amounts)

(Unaudited)

Forward-Looking Statements

Statements contained in this press release may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. You can identify these forward-looking statements by words such as “may,” “will,” “would,” “should,” “could,” “expect,” “anticipate,” “believe,” “estimate,” “intend,” “plan,” “goal” and other similar expressions. These statements involve known and unknown risks, uncertainties and other factors, which may cause actual results to be materially different from those expressed or implied in such statements. These factors include, but are not limited to: general economic conditions, including the impact of inflation, particularly as it may impact our franchisees directly; our level of indebtedness; compliance with the terms of our securitized debt; our ability to refinance our current indebtedness or obtain additional financing; our dependence on information technology; potential cyber incidents; the implementation of corporate strategies, including restaurant development plans; our dependence on our franchisees; the concentration of our Applebee’s franchised restaurants in a limited number of franchisees; the financial health of our franchisees, including any insolvency or bankruptcy; credit risks from our IHOP franchisees operating under our previous IHOP business model in which we built and equipped IHOP restaurants and then franchised them to franchisees; insufficient insurance coverage to cover potential risks associated with the ownership and operation of restaurants; our franchisees’ and other licensees’ compliance with our quality standards and trademark usage; general risks associated with the restaurant industry; potential harm to our brands’ reputation; risks of food-borne illness or food tampering; possible future impairment charges; trading volatility and fluctuations in the price of our shares; our ability to achieve the financial guidance we provide to investors; successful implementation of our business strategy; the availability of suitable locations for new restaurants; shortages or interruptions in the supply or delivery of products from third parties or availability of utilities; the management and forecasting of appropriate inventory levels; development and implementation of innovative marketing and use of social media; changing health or dietary preference of consumers; changes in U.S. government regulations and trade policies, including the imposition of tariffs and other trade barriers; risks associated with doing business in international markets; the results of litigation and other legal proceedings; third-party claims with respect to intellectual property assets; delivery initiatives and use of third-party delivery vendors; our allocation of human capital and our ability to attract and retain management and other key employees; compliance with federal, state and local governmental regulations; risks associated with our self-insurance; risks of major natural disasters, including earthquake, wildfire, tornado, flood or a man-made disaster, including terrorism, civil unrest or a cyber incident; risks of volatile or adverse weather conditions as a result of climate change; pandemics, epidemics, or other serious incidents; our success with development initiatives outside of our core business; the adequacy of our internal controls over financial reporting and future changes in accounting standards; changes in tax laws; failure to meet investor and stakeholder expectations regarding business responsibility matters; and other factors discussed from time to time in the Company’s Annual and Quarterly Reports on Forms 10-K and 10-Q and in the Company’s other filings with the Securities and Exchange Commission. The forward-looking statements contained in this press release are made as of the date hereof and the Company does not intend to, nor does it assume any obligation to, update or supplement any forward-looking statements after the date hereof to reflect actual results or future events or circumstances.

Non-GAAP Financial Measures

This press release includes references to the Company’s non-GAAP financial measures “adjusted net income available to common stockholders”, “adjusted earnings per diluted share (Adjusted EPS)”, “Adjusted EBITDA” and “Adjusted free cash flow.” Adjusted EPS is computed for a given period by deducting from net income or loss available to common stockholders for such period the effect of any

Dine Brands Global, Inc. and Subsidiaries

Condensed Consolidated Statements of Comprehensive Income

(In thousands, except per share amounts)

(Unaudited)

closure and impairment charges, any intangible asset amortization, any non-cash interest expense, any gain or loss related to the disposition of assets, any gain or loss related to debt extinguishment, and other items deemed not reflective of current operations. This is presented on an aggregate basis and a per share (diluted) basis. Adjusted EBITDA is computed for a given period by deducting from net income or loss for such period the effect of any interest expense, any income tax provision or benefit, any depreciation and amortization, any non-cash stock-based compensation, any closure and impairment charges, any gain or loss related to debt extinguishment, any gain or loss related to the disposition of assets, and other items deemed not reflective of current operations. “Adjusted free cash flow” for a given period is defined as cash provided by operating activities, plus receipts from notes and equipment contracts receivable, less capital expenditures. Management may use certain of these non-GAAP financial measures along with the corresponding U.S. GAAP measures to evaluate the performance of the business and to make certain business decisions. Management uses adjusted free cash flow in its periodic assessments of, among other things, the amount of cash dividends per share of common stock and repurchases of common stock, and we believe it is important for investors to have the same measure used by management for that purpose. Adjusted free cash flow does not represent residual cash flow available for discretionary purposes. Management believes that these non-GAAP financial measures provide additional meaningful information that should be considered when assessing the business and the Company’s performance compared to prior periods and the marketplace. Adjusted EPS and adjusted free cash flow are supplemental non-GAAP financial measures and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with U.S. GAAP.

Dine Brands Global, Inc. and Subsidiaries

Condensed Consolidated Statements of Comprehensive Income

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
Revenues:
Franchise revenues:
Royalties, franchise fees and other	$93,100	$96,565	$290,034	$299,161
Advertising revenues	68,246	69,789	212,245	219,568

Total franchise revenues	161,346	166,354	502,279	518,729
Company restaurant sales	27,507	267	77,323	840
Rental revenues	27,017	27,991	81,197	86,546
Financing revenues	296	422	931	1,421

Total revenues	216,166	195,034	661,730	607,536

Cost of revenues:
Franchise expenses:
Advertising expenses	68,246	69,789	212,245	219,568
Bad debt expense (credit)	489	151	3,686	(395)
Other franchise expenses	9,716	9,787	30,157	31,980

Total franchise expenses	78,451	79,727	246,088	251,153
Company restaurant expenses	32,020	304	84,934	915
Rental expenses:
Interest expense from finance leases	553	729	1,957	2,208
Other rental expenses	20,527	20,879	61,479	63,005

Total rental expenses	21,080	21,608	63,436	65,213
Financing expenses	62	76	180	241

Total cost of revenues	131,613	101,715	394,638	317,522

Gross profit	84,553	93,319	267,092	290,014
General and administrative expenses	50,200	45,390	152,306	144,435
Interest expense, net	20,791	18,369	56,317	54,291
Closure and impairment charges	612	366	7,613	1,442
Amortization of intangible assets	2,905	2,724	8,315	8,169
Loss on extinguishment of debt	—	—	850	—
(Gain) loss on disposition of assets	(19)	6	(99)	(57)

Income before income taxes	10,064	26,464	41,790	81,734
Income tax provision	(2,738)	(7,403)	(12,453)	(22,018)

Net income	7,326	19,061	29,337	59,716
Other comprehensive income (loss) net of tax:
Foreign currency translation adjustment	(2)	2	1	(3)

Total comprehensive income	$7,324	$19,063	$29,338	$59,713

Net income available to common stockholders:
Net income	$7,326	$19,061	$29,337	$59,716
Less: Net income allocated to unvested restricted stock	(342)	(553)	(1,250)	(1,760)

Net income available to common stockholders	$6,984	$18,508	$28,087	$57,956

Net income available to common stockholders per share:
Basic	$0.48	$1.24	$1.90	$3.88

Diluted	$0.48	$1.24	$1.90	$3.88

Weighted average shares outstanding:
Basic	14,410	14,897	14,751	14,940

Diluted	14,410	14,897	14,751	14,940

Dine Brands Global, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands, except share and per share amounts)

	September 30, 2025	December 31, 2024
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$167,950	$186,650
Receivables, net of allowance	90,329	115,218
Restricted cash	61,163	42,448
Prepaid gift card costs	22,823	28,552
Prepaid income taxes	—	1,446
Prepaid expenses	11,945	9,314
Other current assets	4,304	2,371

Total current assets	358,514	385,999
Non-current restricted cash	22,000	19,500
Property and equipment, net	155,165	156,134
Operating lease right-of-use assets	331,819	323,468
Deferred rent receivable	19,470	24,804
Long-term receivables, net of allowance	34,167	35,873
Goodwill	249,557	248,622
Other intangible assets, net	566,241	575,654
Other non-current assets, net	36,925	20,530

Total assets	$1,773,858	$1,790,584

Liabilities and Stockholders’ Deficit
Current liabilities:
Current maturities of long-term debt	$—	$100,000
Accounts payable	34,293	37,718
Gift card liability	143,164	177,584
Current maturities of operating lease obligations	63,594	65,336
Current maturities of finance lease and financing obligations	6,364	6,387
Accrued employee compensation and benefits	19,070	16,674
Accrued advertising expenses	11,660	4,735
Dividends payable	7,350	7,790
Accrued interest payable	17,040	6,360
Other accrued expenses	37,575	22,721

Total current liabilities	340,110	445,305
Long-term debt, net, less current maturities	1,187,594	1,086,551
Operating lease obligations, less current maturities	314,601	310,476
Finance lease obligations, less current maturities	34,019	34,286
Financing obligations, less current maturities	20,990	23,251
Deferred income taxes, net	58,772	54,572
Deferred franchise revenue, long-term	33,872	36,700
Other non-current liabilities	15,818	15,462

Total liabilities	2,005,776	2,006,603

Commitments and contingencies
Stockholders’ deficit:
Common stock	247	248
Additional paid-in-capital	237,848	254,814
Retained earnings	189,846	183,614
Accumulated other comprehensive loss	(75)	(76)
Treasury stock, at cost	(659,784)	(654,619)

Total stockholders’ deficit	(231,918)	(216,019)

Total liabilities and stockholders’ deficit	$1,773,858	$1,790,584

Dine Brands Global, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(In thousands) (Unaudited)

	Nine Months Ended
	September 30,
	2025	2024
Cash flows from operating activities:
Net income	$29,337	$59,716
Adjustments to reconcile net income to cash flows provided by operating activities:
Depreciation and amortization	31,378	29,049
Non-cash closure and impairment charges	7,613	1,442
Non-cash stock-based compensation expense	9,733	12,572
Non-cash interest expense	2,702	2,448
Loss on extinguishment of debt	850	—
Deferred income taxes	4,131	(3,335)
Provision for doubtful accounts	3,686	(395)
Gain on disposition of assets	(99)	(57)
Other	(2,010)	(1,269)
Changes in operating assets and liabilities:
Receivables, net	(6,045)	5,707
Deferred rent receivable	5,334	6,605
Current income tax receivable and payable	4,990	1,352
Gift card receivable and payable	(6,103)	(13,060)
Other current assets	(1,213)	7,624
Accounts payable	998	(2,100)
Operating lease assets and liabilities	(10,206)	(9,716)
Accrued employee compensation and benefits	2,199	(11,033)
Accrued advertising	9,119	(1,827)
Accrued interest payable	10,679	(39)
Other accrued expenses	(3,739)	(776)
Deferred revenue	(10,032)	(5,214)

Cash flows provided by operating activities	83,302	77,694

Cash flows from investing activities:
Principal receipts from notes, equipment contracts and other long-term receivables	6,205	10,388
Additions to property and equipment	(21,348)	(10,305)
Proceeds from sale of property and equipment	1,062	305
Additions to long-term receivables	(1,859)	(649)
Acquisition, net of cash acquired	1,580	—
Additions to intangible assets	(1,467)	(400)

Cash flows used in investing activities	(15,827)	(661)

Cash flows from financing activities:
Proceeds from issuance of long-term debt	600,000	—
Repayment of long-term debt	(594,000)	—
Payment of debt issuance costs	(11,591)	—
Dividends paid on common stock	(23,609)	(23,513)
Repurchase of common stock	(30,102)	(12,000)
Principal payments on finance lease and financing obligations	(3,807)	(4,396)
Repurchase of restricted stock for tax payments upon vesting	(1,831)	(2,573)
Tax payments for share settlement of restricted stock units	(20)	(30)
Other	—	(3)

Cash flows used in financing activities	(64,960)	(42,515)

Net change in cash, cash equivalents and restricted cash	2,515	34,518
Cash, cash equivalents and restricted cash at beginning of period	248,598	200,592

Cash, cash equivalents and restricted cash at end of period	$251,113	$235,110

Dine Brands Global, Inc. and Subsidiaries

Non-GAAP Financial Measures

(In thousands, except per share amounts)

(Unaudited)

Reconciliation of net income available to common stockholders to net income available to common stockholders, as adjusted for the following items: Closure and impairment charges; amortization of intangible assets; non-cash interest expenses; gain or loss on disposition of assets; loss on extinguishment of debt; other EBITDA adjustments; and the combined tax effect of the preceding adjustments, as well as related per share data:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net income available to common stockholders	$6,984	$18,508	$28,087	$57,956
Closure and impairment charges	612	366	7,613	1,442
Amortization of intangible assets	2,905	2,724	8,315	8,169
Non-cash interest expense	915	829	2,702	2,448
Loss (gain) on disposition of assets	(19)	6	(99)	(57)
Loss on extinguishment of debt	—	—	850	—
Other EBITDA adjustments	484	119	1,961	484
Net income tax provision for above adjustments	(1,273)	(1,051)	(5,549)	(3,246)
Net income allocated to unvested restricted stock	(137)	(89)	(585)	(274)

Net income available to common stockholders, as adjusted	$10,471	$21,412	$43,295	$66,922

Diluted net income available to common stockholders per share (a):
Net income available to common stockholders	$0.48	$1.24	$1.90	$3.88
Closure and impairment charges	0.03	0.02	0.38	0.07
Amortization of intangible assets	0.15	0.14	0.42	0.40
Non-cash interest expense	0.05	0.04	0.14	0.12
Loss (gain) on disposition of assets	0.00	0.00	0.00	0.00
Loss on extinguishment of debt	—	—	0.04	—
Other EBITDA adjustments	0.02	0.01	0.10	0.02
Net income allocated to unvested restricted stock	(0.01)	(0.01)	(0.04)	(0.02)
Rounding	0.01	—	—	0.01

Diluted net income available to common stockholders per share, as adjusted	$0.73	$1.44	$2.94	$4.48

Numerator for basic EPS - net income available to common stockholders, as adjusted	$10,471	$21,412	$43,295	$66,922
Effect of unvested restricted stock using the two-class method	0	—	—	0

Numerator for diluted EPS - net income available to common stockholders, as adjusted	$10,471	$21,412	$43,295	$66,922

Denominator for basic EPS - weighted-average shares	14,410	14,897	14,751	14,940
Dilutive effect of stock options	—	—	—	—

Denominator for diluted EPS - weighted-average shares	14,410	14,897	14,751	14,940

(a)	Diluted net income available to common stockholders per share for the three and nine months ended September 30, 2025 and 2024 presented on an after-tax basis.

Dine Brands Global, Inc. and Subsidiaries

Non-GAAP Financial Measures

(Unaudited)

Reconciliation of the Company’s cash flows provided by operating activities to “adjusted free cash flow” (cash flows provided by operating activities, plus receipts from notes and equipment contracts receivable, less additions to property and equipment). Management uses this liquidity measure in its periodic assessments of, among other things, the amount of cash dividends per share of common stock and repurchases of common stock. We believe it is important for investors to have the same measure used by management for that purpose. Adjusted free cash flow does not represent residual cash flow available for discretionary purposes.

	Nine Months Ended September 30,
	2025	2024
	(In thousands)
Cash flows provided by operating activities	$83,302	$77,694
Principal receipts from notes and equipment contracts	6,205	10,388
Additions to property and equipment	(21,348)	(10,305)

Adjusted free cash flow	68,159	77,777
Repayment of long-term debt, net	6,000	—
Dividends paid on common stock	(23,609)	(23,513)
Repurchase of common stock	(30,102)	(12,000)

	$20,448	$42,264

Dine Brands Global, Inc. and Subsidiaries

Non-GAAP Financial Measures

(in thousands)

(Unaudited)

Reconciliation of the Company’s net income to “adjusted EBITDA.” The Company defines adjusted EBITDA as net income or loss, adjusted for the effect of interest expense, income tax provision or benefit, depreciation and amortization, non-cash stock-based compensation, closure and impairment charges, loss on extinguishment of debt, gain or loss on disposition of assets, executive separation pay, and other items deemed not reflective of current operations. Management may use certain non-GAAP measures along with the corresponding U.S. GAAP measures to evaluate the performance of the Company and to make certain business decisions.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net income, as reported	$7,326	$19,061	$29,337	$59,716
Interest charges on finance leases	676	729	2,080	2,208
All other interest charges	23,529	20,748	64,638	62,260
Income tax provision	2,738	7,403	12,453	22,018
Depreciation and amortization	10,558	9,654	31,378	29,049
Non-cash stock-based compensation	3,117	3,816	9,733	12,572
Closure and impairment charges	612	366	7,613	1,442
Loss on extinguishment of debt	—	—	850	—
Loss (gain) on disposition of assets	(19)	6	(99)	(57)
Executive separation pay	—	—	1,140	—
Other	484	119	821	484

Adjusted EBITDA	$49,021	$61,902	$159,944	$189,692

Dine Brands Global, Inc. and Subsidiaries

Restaurant Data

(Unaudited)

The following table sets forth, for the three and nine months ended September 30, 2025 and 2024, the number of “Effective Restaurants” in the Applebee’s, IHOP and Fuzzy’s systems and information regarding the percentage change in sales at those restaurants compared to the same periods in the prior year and, as such, the percentage change in sales at Effective Restaurants is based on non-GAAP sales data. Sales at restaurants that are owned by franchisees and area licensees are not attributable to the Company. However, we believe that presentation of this information is useful in analyzing our revenues because franchisees and area licensees pay us royalties and advertising fees that are generally based on a percentage of their sales, and, where applicable, rental payments under leases that may be based partially on a percentage of their sales. Management also uses this information to make decisions about future plans for the development of additional restaurants as well as evaluation of current operations.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Applebee’s Restaurant Data
Global Effective Restaurants(a)
Franchise	1,503	1,620	1,526	1,627
Company	57	—	52	—

Total	1,560	1,620	1,578	1,627

System-wide(b)
Domestic sales percentage change(c)	0.7%	(7.1)%	(0.2)%	(5.3)%
Domestic same-restaurant sales percentage change(d)	3.1%	(5.9)%	1.9%	(4.1)%
Franchise(b), (e)
Domestic sales percentage change(c)	(1.7)%	(7.1)%	(2.3)%	(5.3)%
Domestic same-restaurant sales percentage change(d)	3.1%	(5.9)%	2.0%	(4.1)%
Average weekly domestic unit sales (in thousands)	$52.6	$49.5	$55.1	$52.7
IHOP Restaurant Data
Global Effective Restaurants(a)
Franchise	1,624	1,645	1,631	1,645
Area license	154	155	154	155
Company	10	—	8	—

Total	1,788	1,800	1,793	1,800

System-wide(b)
Sales percentage change(c)	(1.5)%	(1.6)%	(2.3)%	(0.5)%
Domestic same-restaurant sales percentage change, including area license restaurants(d)	(1.5)%	(2.1)%	(2.2)%	(1.7)%
Franchise(b), (e)
Sales percentage change(c)	(1.9)%	(1.3)%	(2.5)%	(0.4)%
Domestic same-restaurant sales percentage change(d)	(1.4)%	(1.9)%	(2.1)%	(1.7)%
Average weekly unit sales (in thousands)	$36.7	$37.0	$37.0	$37.7
Area License(b)
Sales percentage change(c)	(2.8)%	(3.8)%	(3.8)%	(1.6)%

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
	(Unaudited)
Fuzzy’s Restaurant Data
Global Effective Restaurants(a)
Franchise	109	120	111	124
Company	1	1	1	1

Total	110	121	112	125

System-wide(b)
Domestic sales percentage change(c)	(6.5)%	(15.8)%	(13.6)%	(13.7)%
Domestic same-restaurant sales percentage change(d)	(1.5)%	(9.6)%	(8.7)%	(8.9)%
Franchise(b)
Domestic sales percentage change(c)	(6.5)%	(15.8)%	(13.6)%	(13.3)%
Domestic same-restaurant sales percentage change(d)	(1.5)%	(9.6)%	(8.7)%	(8.9)%
Average weekly domestic unit sales (in thousands)	$30.3	$29.4	$29.0	$30.0

(a)

“Effective Restaurants” are the weighted average number of restaurants open in each fiscal period, adjusted to account for restaurants open for only a portion of the period. Information is presented for all Effective Restaurants in the Applebee’s, IHOP and Fuzzy’s systems, which consist of restaurants owned by franchisees and area licensees as well as those owned by the Company.

(b)

“System-wide sales” are retail sales at Applebee’s and Fuzzy’s restaurants operated by franchisees and IHOP restaurants operated by franchisees and area licensees, as reported to the Company, in addition to retail sales at company-owned Applebee’s, IHOP and Fuzzy’s restaurants. Sales at restaurants that are owned by franchisees and area licensees are not attributable to the Company. An increase in franchisees’ reported sales will result in a corresponding increase in our royalty revenue, while a decrease in franchisees’ reported sales will result in a corresponding decrease in our royalty revenue. Unaudited reported sales for Applebee’s, IHOP and Fuzzy’s franchise restaurants, IHOP area license restaurants, and Applebee’s, IHOP and Fuzzy’s company-owned restaurants were as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Reported sales (in millions)
Applebee’s franchise restaurant sales	$988.4	$1,007.7	$3,148.5	$3,230.5
Applebee’s company-owned restaurants	23.2	—	67.3	—
IHOP franchise restaurant sales	775.1	790.3	2,355.3	2,416.2
IHOP area license restaurant sales	69.5	71.4	215.8	224.4
IHOP company-owned restaurants	4.1	—	9.3	—
Fuzzy’s franchise restaurant sales	42.8	45.8	125.2	144.9
Fuzzy’s company-owned restaurants	0.3	0.3	0.7	0.9

Total	$1,903.4	$1,915.5	$5,922.1	$6,016.9

(c)	“Sales percentage change” reflects, for each category of restaurants, the percentage change in sales in any given fiscal period compared to the prior year period for all restaurants in that category.
(d)

“Domestic same-restaurant sales percentage change” reflects the percentage change in sales in any given fiscal period, compared to the same weeks in the prior year period, for domestic restaurants that have been operated during both periods that are being compared and have been open for at least 18 months. Because of new restaurant openings and restaurant closures, the domestic restaurants open throughout both fiscal periods being compared may be different from period to period.

(e)

The franchise sales percentage change for 2025 was impacted by the acquisition of 47 Applebee’s restaurants in November 2024, 10 IHOP restaurants in March 2025, and 12 Applebee’s restaurants in May 2025 now reported as company-owned.

Dine Brands Global, Inc. and Subsidiaries

Restaurant Data

(Unaudited)

Restaurant Development Activity

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Applebee’s
Summary - beginning of period:
Franchise	1,514	1,625	1,567	1,642
Company	59	—	47	—

Total Applebee’s restaurants, beginning of period	1,573	1,625	1,614	1,642

Franchise restaurants opened:
Domestic	1	—	2	—
International	2	4	2	9

Total franchise restaurants opened	3	4	4	9

Franchise restaurants permanently closed:
Domestic	(4)	(9)	(38)	(25)
International	(1)	(2)	(9)	(8)

Total franchise restaurants permanently closed	(5)	(11)	(47)	(33)

Net franchise restaurant reduction	(2)	(7)	(43)	(24)

Franchise restaurants acquired by the Company	—	—	(12)	—

Net decrease in franchise restaurants	(2)	(7)	(55)	(24)

Summary - end of period:
Franchise	1,512	1,618	1,512	1,618
Company	59	—	59	—

Total Applebee’s restaurants, end of period	1,571	1,618	1,571	1,618

Domestic	1,465	1,511	1,465	1,511
International	106	107	106	107

Dine Brands Global, Inc. and Subsidiaries

Restaurant Data

(Unaudited)

Restaurant Development Activity (continued)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
IHOP
Summary - beginning of period:
Franchise	1,632	1,656	1,670	1,657
Area license	154	155	154	157
Company	10	—	—	—

Total IHOP restaurants, beginning of period	1,796	1,811	1,824	1,814

Franchise/area license restaurants opened:
Domestic franchise	9	4	18	14
Domestic area license	—	—	1	1
International franchise	5	2	9	11
International area license	—	—	1	—

Total franchise/area license restaurants opened	14	6	29	26

Franchise/area license restaurants permanently closed:
Domestic franchise	(6)	(7)	(41)	(24)
Domestic area license	—	—	(2)	(3)
International franchise	(1)	(1)	(7)	(4)
International area license	—	—	—	—

Total franchise/area license restaurants permanently closed	(7)	(8)	(50)	(31)

Net franchise/area license restaurant addition (reduction)	7	(2)	(21)	(5)

Franchise restaurants acquired by the Company	—	—	(10)	—

Net increase (decrease) in franchise/area license restaurants	7	(2)	(31)	(5)

Summary - end of period:
Franchise	1,639	1,654	1,639	1,654
Area license	154	155	154	155
Company	10	—	10	—

Total IHOP restaurants, end of period	1,803	1,809	1,803	1,809

Domestic	1,670	1,684	1,670	1,684
International	133	125	133	125
Fuzzy’s
Summary - beginning of period:
Franchise	112	124	116	131
Company	1	1	1	1

Total Fuzzy’s restaurants, beginning of period	113	125	117	132

Franchise restaurants opened:
Domestic	—	1	3	1
Franchise restaurants permanently closed:
Domestic	(4)	(7)	(11)	(14)

Net franchise restaurant reduction	(4)	(6)	(8)	(13)

Summary - end of period:
Franchise	108	118	108	118
Company	1	1	1	1

Total Fuzzy’s restaurants, end of period	109	119	109	119

Domestic	109	119	109	119
International	—	—	—	—

Dine Brands Global, Inc. and Subsidiaries

Restaurant Data

(Unaudited)

The restaurant counts and activity presented above include 23 dual branded international and six dual branded domestic Applebee’s and IHOP restaurants at September 30, 2025, and 13 dual branded international and no dual branded domestic Applebee’s and IHOP restaurants at September 30, 2024, which are separately counted in each of our brands’ restaurant counts and activity. Dual branded restaurants are defined as restaurants that reside in one location and operate two of our restaurant concepts under two separate franchise agreements.